SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                               September 30, 1999
                               ------------------
                Date of Report (Date of earliest event reported)



                             DATAMETRICS CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


         0-8567                                                  95-3545701
         ------                                                  ----------
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


   25B Hanover Road, Florham Park, NJ                              07932
   ----------------------------------                              -----
(Address of principal executive offices)                         (Zip Code)


                                 (973) 377-3900
                                 --------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         (a) On September 30, 1999, the Court of Appeal of the State of California, Second Appellate District, Division One, overturned a trial court judgment in favor of four of the Registrant's former officers to enforce "golden-parachute" agreements ("Agreements") adopted by the Registrant's former Board or Directors in the hours just prior to a 1996 restructuring of management (Gerald A. Horowitz, Carl C. Stella, John J. Van Buren and Sidney E. Wing vs. Datametrics Corporation, 2nd Civil No. B128091, Appeal from the Los Angeles County Superior Court, Case No. BC 163 475). In entering the decision, the Court of Appeal reversed the trial court's award of $1,200,000 to the former officers.

                  The  Registrant now is seeking  cancellation  of a bond in the amount of $1,200,000 posted by the Registrant pending the outcome of the appeal, and termination of a related guaranty by a significant holder of the Registrant's debt securities.

         (b) On September 30, 1999, the employment of William B. Pandos as Chief Financial Officer and Treasurer of the Registrant terminated. The Registrant has made all necessary and appropriate accommodations until such time as the positions of Chief Financial Officer and Treasurer shall be filled in accordance with the provisions of the By-laws of the Registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  a.       Financial statements of business acquired.

                              Not Applicable.

                  b.       Pro forma financial information.

                              Not Applicable.

                  c.       Exhibits.

                              None.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         DATAMETRICS CORPORATION



                                         By:     /s/   Daniel P. Ginns
                                            ------------------------------------
                                            Daniel P. Ginns
                                            Chairman and Chief Executive Officer


Dated: October 7, 1999